As filed with the Securities and Exchange Commission on ________________, 1995

                                        Registration No. ________

_________________________________________________________________


                           SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549
                            _________________________________

                                        FORM S-8
                              REGISTRATION STATEMENT UNDER
                               THE SECURITIES ACT OF 1933
                            _________________________________

                                BOISE CASCADE CORPORATION
                 (Exact name of registrant as specified in its charter)

                 Delaware                                      82-0100960
      (State or other jurisdiction of                       (I.R.S. Employer
       incorporation or organization)                      Identification No.)

                     1111 West Jefferson Street, Boise, Idaho 83702
                   (Address of Principal Executive Offices) (Zip Code)
                            _________________________________

                                BOISE CASCADE CORPORATION
                               DIRECTOR STOCK OPTION PLAN
                                (Full title of the plan)
                            _________________________________

                                    JOHN W. HOLLERAN
                           Vice President and General Counsel
                                Boise Cascade Corporation
                                   Post Office Box 50
                                 Boise, Idaho 83728-0001
                         (Name and address of agent for service)
                            _________________________________

                                      208/384-6161
              (Telephone number, including area code, of agent for service)


                             CALCULATION OF REGISTRATION FEE
______________________________________________________________________________
                                          Proposed        Proposed
                                          maximum         maximum
                        Amount            offering       aggregate     Amount of
Title of securities     to be            price per       offering    registration
  to be registered    registered            share         price(1)        fee(1)
_________________________________________________________________________________
Common Stock,        100,000 shares       $43.1875       $4,318,750     $1,489.22
$2.50 par value

Common Stock         100,000 shares          N/A              N/A          N/A
Purchase Rights(2)
_________________________________________________________________________________

(1) The shares of Common Stock being registered will be issued in connection with the Director Stock Option Plan. The aggregate offering price and registration fee have been calculated in accordance with 17 C.F.R. 230.457(h) and in accordance with Section 6(b) of the Securities Act of 1933.
(2) Rights are evidenced by certificates for shares of the Common Stock and automatically trade with such Common Stock.

_________________________________________________________________
_________________________________________________________________

                                BOISE CASCADE CORPORATION
                                  Cross-reference sheet

Item in                Page or Caption in Director Stock Option Plan
Form S-8               Registration Statement

1..............        Inapplicable

2..............        Inapplicable

3..............        Incorporation of Documents by Reference

4..............        Description of Securities

5..............        Interests of Named Experts and Counsel

6..............        Indemnification of Directors and Officers

7..............        Inapplicable

8..............        Exhibits

9..............        Undertakings

                  Incorporation of Documents by Reference

      The following documents filed by Boise Cascade Corporation
(the "Company") with the Commission pursuant to Sections 13(a),
13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration Statement:

       1.   Annual Report on Form 10-K for the year ended
            December 31, 1994;

       2. Interim Report on Form 10-Q for the quarters ended March 31, 1995, and June 30, 1995;

       3. Definitive Proxy Statement dated March 7, 1995, used in connection with the Annual Meeting of Shareholders held on April 21, 1995; and

       4. The description of the Company's Common Stock which appears on pages 19 to 22 of its Registration Statement on Form 10 filed with the Commission on April 5, 1965, and in the amendments thereto on Form 8 dated May 24, 1965, and March 4, 1986.

      All other reports, proxy statements, and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering of the securities made by this Registration Statement shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the date of the filing of such documents.

      The Company will provide without charge to each person to whom this Registration Statement is delivered, including any beneficial owner, upon written or oral request, a copy of the Company's annual report to shareholders for its last fiscal year and a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Registration Statement, other than exhibits to the documents.
Any written or oral request should be directed to Boise Cascade Corporation, P.O. Box 50, Boise, Idaho 83728-0001, Attention Investor Relations Department, telephone number 208/384-6390.

                    Description of Securities

      The securities covered by this Registration Statement consist of a maximum of 100,000 shares of the Company's $2.50 par value common stock (the "Common Stock"), together with the related Common Stock purchase rights.

              Interests of Named Experts and Counsel

      The audited financial statements and schedules included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, which have been incorporated herein by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report dated January 30, 1995, with respect thereto, and which is also incorporated by reference herein in reliance upon the authority of that firm as experts in accounting and auditing in giving such reports. Reference is made to that report, which includes an explanatory paragraph with respect to the change in the method of accounting for postretirement benefits other than pensions in accordance with Standard No. 106 of the Financial Accounting Standards Board as discussed in Note 5 of the finan-cial statements incorporated by reference in the Company's annual report on Form 10-K.

      The legality of the issuance of the Common Stock offered hereby is being passed upon for the Company by John W. Holleran, Vice President and General Counsel of the Company. As of
June 30, 1995, Mr. Holleran held 965 shares of Common Stock. As of that date, Mr. Holleran also held 576 shares of Convertible Preferred Stock, Series D, in the Company's Employee Stock Option Plan ("ESOP").

             Indemnification of Directors and Officers

      Section 145 of the General Corporation Law of Delaware authorizes the Company to indemnify its directors and officers under specified circumstances. The Company's Restated Certificate of Incorporation and bylaws provide that the Company shall indemnify, to the extent permitted by Delaware law, its directors and officers against liabilities (including expenses, judgments, and settlements) incurred by them in connection with any actual or threatened action, suit, or proceeding to which they are or may become parties and which arise out of their status as directors, officers, or employees. The Company has also entered into agreements with each director to indemnify him or her to the fullest extent permitted by Delaware law.

      The Company has insurance for amounts paid as indemnifica-tion of directors and officers for certain liabilities imposed and expenses incurred in defending actions, suits, or proceedings to which those persons are parties by reason of being directors or officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                          Exhibits

      The exhibits to this Registration Statement are listed in the Exhibit Index which immediately precedes such exhibits and which is incorporated herein by this reference.

                        Undertakings

      The undersigned registrant hereby undertakes:

       1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i)   Not applicable.

               (ii)   Not applicable.

              (iii) To include any material information with respect to the plan of distribution not previously dis-closed in the Registration Statement or any material change to such information in the Registration Statement.

        2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        4.    Not applicable.

        5. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
              Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

               Consent of Independent Public Accountants

       As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 30, 1995, incorporated by reference in Boise Cascade Corporation's Form 10-K for the year ended December 31, 1994, and to all references to our firm included in this Registration Statement.


                                  /s/ Arthur Andersen LLP

                                  ARTHUR ANDERSEN LLP

Boise, Idaho
August 31, 1995

                         Power of Attorney

       Each person whose signature appears below hereby appoints George J. Harad and John W. Holleran, and each of them severally, acting alone and without the other, his or her true and lawful attorney-in-fact with authority to execute in the name of each such person and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including post-effective amendments) to this Registration Statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

                             Signatures

The Registrant.

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boise, state of Idaho, on August 31, 1995.

                                  BOISE CASCADE CORPORATION


                                  By /s/ George J. Harad
                                     Chairman of the Board and
                                     Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 31, 1995.

        Signature                                          Title

/s/ George J. Harad                             Chairman of the Board and
      George J. Harad                             Chief Executive Officer
                                            (Principal Executive Officer)

/s/ Theodore Crumley                              Senior Vice President and
      Theodore Crumley                              Chief Financial Officer

/s/ Thomas E. Carlile                          Vice President and Controller
     Thomas E. Carlile                         (Principal Accounting Officer)

        Signature                                      Title
A Majority of the Directors


/s/ George J. Harad                                    Director
       George J. Harad


/s/ Anne L. Armstrong                                  Director
      Anne L. Armstrong


/s/ Robert E. Coleman                                  Director
      Robert E. Coleman


/s/ Robert K. Jaedicke                                 Director
      Robert K. Jaedicke


/s/ James A. McClure                                   Director
       James A. McClure


/s/ Paul J. Phoenix                                    Director
        Paul J. Phoenix


/s/ A. William Reynolds                                Director
      A. William Reynolds


/s/ Jane E. Shaw                                       Director
        Jane E. Shaw


/s/ Frank A. Shrontz                                   Director
       Frank A. Shrontz


/s/ Edson W. Spencer                                   Director
       Edson W. Spencer


/s/ Robert H. Waterman, Jr.                            Director
    Robert H. Waterman, Jr.


/s/ Ward W. Woods, Jr.                                 Director
      Ward W. Woods, Jr.


Dated:  August 31, 1995

                                    INDEX TO EXHIBITS

                            Filed With Registration Statement
                                       on Form S-8
                                  _____________________

                                                                         Page
Number                     Description                                  Number

4          Boise Cascade Corporation Director Stock
           Option Plan, dated as of December 15, 1994

5 Opinion of John W. Holleran, Vice President and General Counsel for the Company

15         Inapplicable                                                  --

23.1       Consent of Independent Public Accountants                     --
           (included in Registration Statement)

23.2       Consent of Counsel (included in Exhibit 5)                    --

24         Power of Attorney (included on signature                      --
           page)

28         Inapplicable                                                  --

99         Inapplicable                                                  --